                                                                    EXHIBIT 10.7




                           STOCK ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                           1ST NET TECHNOLOGIES, INC.

                                       AND

                           SSP MANAGEMENT CORPORATION





                          Dated as of January 26, 1999

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
I.      DEFINITIONS..........................................................................4

II.     THE TRANSACTION......................................................................5

        2.1    Stock Acquisition.............................................................5
        2.2    The Closing...................................................................5
        2.3    Effective Time; Effect of Stock Acquisition...................................5
        2.4    Articles of Incorporation.....................................................6
        2.5    By-Laws.......................................................................6
        2.6    Directors and Officers........................................................6
        2.7    Purchase of Shares............................................................6

III.    REPRESENTATIONS AND WARRANTIES OF 1ST NET............................................6

        3.1    Organization and Authorization................................................6
        3.2    Non-Contravention.............................................................7
        3.3.   Capital Stock.................................................................7
        3.4    Financial Statements..........................................................7
        3.5    No Adverse Changes............................................................7
        3.6    Approvals.....................................................................8
        3.7    Title to Assets...............................................................8
        3.8    Litigation....................................................................8
        3.9    Permits.......................................................................8
        3.10   Corporate Records.............................................................9
        3.11   Absence of Undisclosed Liabilities............................................9
        3.12   Corporate Compliance..........................................................9
        3.13   Regulatory Compliance.........................................................9
        3.14   Conflict of Interest..........................................................9
        3.15   Labor Matters................................................................10
        3.16   Benefit Plans................................................................10
        3.17   Accuracy of Information Furnished............................................10
        3.18   Brokers......................................................................10


IV.     SPECIAL MATTERS.....................................................................10

        4.1    No-Shop......................................................................10
        4.2    Payment of Certain Expenses..................................................11

                                                                                          Page
V.      REPRESENTATIONS AND WARRANTIES OF SSP...............................................11

        5.1    Organization and Authorization...............................................11
        5.2    Non-Contravention............................................................11
        5.3    Capital Stock................................................................11
        5.4    No Adverse Changes...........................................................12
        5.5    Litigation...................................................................12
        5.6    Corporate Records............................................................12
        5.7    Corporate Compliance.........................................................12
        5.8    Accuracy of Information Furnished............................................12
        5.9    Brokers......................................................................12
        5.10   Reorganization Representations of SSP........................................12


VI.     COVENANTS...........................................................................13

        6.1    Affirmative Covenants of SSP.................................................13
        6.2    Affirmative Covenants of 1ST NET.............................................13
        6.3    Access and Confidentiality...................................................13
        6.4    Public Announcements.........................................................14
        6.5    Expenses.....................................................................14
        6.6    Survival of Representations and Warranties and Covenants; Indemnification....14
        6.7    Reorganization Covenant......................................................14
        6.8    Financial Covenants of 1ST NET...............................................14

VII.    CONDITIONS..........................................................................14

        7.1    Conditions Precedent to the Obligations of All Parties.......................14
        7.2    Additional Conditions Precedent to the Obligations of 1ST NET................15
        7.3    Additional Conditions Precedent to the Obligations of SSP....................15

VIII.   TERMINATION.........................................................................15

        8.1    Termination by Mutual Consent................................................15
        8.2    Termination by SSP...........................................................15
        8.3    Effect of Termination........................................................16

IX.     GENERAL PROVISIONS..................................................................16

        9.1    Notices......................................................................16
        9.2    Amendment and Waiver.........................................................16
        9.3    Counterparts.................................................................17

                                                                                          Page
        9.4    Assignability................................................................17
        9.5    Entire Agreement.............................................................17
        9.6    Applicable Law...............................................................17
        9.7    Headings.....................................................................17
        9.8    Attorneys' Fees..............................................................17
        9.9.   Further Assurances...........................................................17


EXHIBITS:

A       -      Articles of Incorporation of 1ST NET TECHNOLOGIES, INC.
B       -      Issuance of 1ST NET Common Stock to SSP Shareholders

        THIS STOCK ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 26th day of January, 1999 by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation ("1ST NET"), ENTREPRENUER INVESTMENTS, LLC, a Colorado Limited Liability Company ("EI") and SSP MANAGEMENT CORPORATION, a Colorado corporation ("SSP").

                                    RECITALS

        A. SALE. EI owns one million (1,000,000) shares of SSP common stock representing all of the issued and outstanding common stock of SSP.

        B. STOCK ACQUISITION. 1ST NET desires to purchase all of the capital stock of SSP, and EI desires to sell all issued and outstanding capital stock of SSP to 1ST NET pursuant to the terms and conditions set forth in this Agreement and in accordance with the laws of the State of Colorado (the "Stock Acquisition"); and

        B. TAX IMPLICATIONS. The parties intend that the Stock Acquisition will constitute a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

I.      DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the meanings set forth:

        "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Constituent Corporations" shall mean both SSP and 1ST NET.

        "Conversion Ratio" shall have the meaning set forth in Section 2.7.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "SSP Common Stock" shall mean the common stock, $.001 par value, of SSP.

        "1ST NET" shall have the meaning set forth in the preface of this Agreement.

        "1ST NET Common Stock" shall mean the Common Stock, $.001 par value, of 1ST NET.

        "1ST NET Financial Statements" shall mean Financial Statements of 1ST NET referred to in Section 3.4, including the notes thereto.

        "Knowledge" of a party shall mean any item of which any executive officer of SSP or 1ST NET has actual knowledge or of which such executive officer would have discovered following reasonable inquiry.

        "Stock Acquisition" shall have the meaning set forth in the preambles hereto and more fully described in Section 2.1.

        "Ordinary course of business" or similar reference shall mean consistent with past custom and practice, including with respect to quantity and frequency.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Tax" shall mean a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, real property, premium, property or windfall profit tax, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, additional tax or additional amount imposed by any jurisdiction or other taxing authority (federal, state, local or foreign).

II.     THE TRANSACTION.

        2.1 STOCK ACQUISITION. Pursuant to the provisions of this Agreement and in accordance with Colorado Corporate Law, at the Effective Time 1ST NET shall acquire from EI all of the outstanding stock of all classes of SSP in consideration, in part, of the forfeiture and forgiveness by 1ST NET and SSP of any and all indebtedness owed by EI to SSP.

        2.2     THE CLOSING.

                (a) Subject to the conditions set forth in Article VII, unless this Agreement shall have been terminated as provided in Article VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of The Krueger Group, LLP, 11423 West Bernardo Court, San Diego, California, commencing at 9:00 a.m., on January 26, 1999 or such other place or such other date as the parties may mutually determine (the "Closing Date").

                (b) At the Closing, (i) 1ST NET shall deliver to EI the various certificates, instruments and documents referred to in Section 7.3, and shall deliver to EI share certificates as set forth in Exhibit B hereto of 1ST NET representing 1,000,000 shares of 1ST NET Common Stock, which shall be validly issued and fully paid and nonassessable, free and clear of any lien or other encumbrance.

        2.3 EFFECTIVE TIME; EFFECT OF STOCK ACQUISITION. The Stock Acquisition shall become effective as of the time (the "Effective Time") 1ST NET files the Notice of Transaction with the Secretary of State of the State of Colorado. As of the Effective Time, the separate existence of SSP shall continue.

        2.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of SSP in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of SSP until amended in accordance with the provisions thereof.

        2.5 BY-LAWS. The By-Laws of SSP as in effect immediately prior to the Effective Time shall be the By-Laws of SSP until further amended in accordance with the provisions thereof.

        2.6     DIRECTORS AND OFFICERS.

                (a) The Board of Directors of SSP from and after the Effective Time shall consist of the persons who are members of the Board of Directors of 1ST NET as of the Effective Time. Such directors shall serve until their resignation, removal or failure to be reelected and until their respective successors are duly elected or appointed and qualified in accordance with the Articles of Incorporation and By-Laws of SSP.

                (b) The persons who are officers of SSP as of the Effective Time shall continue in the same capacity as officers of SSP until the Board of Directors of the SSP shall otherwise determine. Other persons may be elected or appointed to other offices from time to time in accordance with the By-Laws of SSP.

        2.7     PURCHASE OF SHARES.

                As of the Effective Time, each share of SSP shall be purchased by 1ST NET

III.    REPRESENTATIONS AND WARRANTIES OF 1ST NET.

        1ST NET hereby represents and warrants to SSP as follows:

        3.1     ORGANIZATION AND AUTHORIZATION.

                1ST NET is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has the corporate power and all necessary corporate authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. 1ST NET is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect 1ST NET, its business, properties or rights. 1ST NET has delivered to SSP complete and correct copies of 1ST NET's Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. 1ST NET has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by 1ST NET, and the consummation by 1ST NET of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of 1ST NET. This Agreement has been duly executed and delivered by 1ST NET and constitutes a valid and binding agreement of 1ST NET.

        3.2 NON-CONTRAVENTION. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of 1ST NET (b) violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any material mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which 1ST NET is a party or by which it is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any material property of 1ST NET or (d) to the knowledge of 1ST NET violate or conflict with any law, ordinance or rule to which 1ST NET is subject.

        3.3.    CAPITAL STOCK.

                (a) The authorized and outstanding capital stock of 1ST NET consists of 40,000,000 shares of Common Stock, $.001 par value. As of the date of this Agreement there is approximately 5,600,000 shares of Common Stock issued and outstanding which are validly issued, fully paid and nonassessable. There are sufficient authorized but unissued shares of 1ST NET Common Stock to permit the issuance of all shares required to be issued in accordance with the terms and conditions of this Agreement to SSP upon consummation of the Stock Acquisition.

                (b) There are no voting trusts, voting agreements, irrevocable proxies or other agreements to which 1ST NET is a party, or of which 1ST NET has knowledge, in effect relating to the voting or transfer of any shares of 1ST NET Common Stock.

                (c) The Shares of 1ST NET Common Stock to be delivered pursuant to the Stock Acquisition will, upon issuance, be validly issued, fully paid and nonassessable.

        3.4 FINANCIAL STATEMENTS. 1ST NET has previously furnished SSP with its audited Balance Sheets as of December 31, 1997 (collectively the "1ST NET Financial Statements"). The 1ST NET Financial Statements (a) were prepared in accordance with the books and records of 1ST NET; and (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby. The 1ST NET Financial Statements present fairly the financial position of 1ST NET as of the dates thereof and the results of operations and changes in financial position of 1ST NET for the periods then ended. The balance sheet of 1ST NET as of December 31, 1997 is sometimes referred to herein as the "Latest 1ST NET Balance Sheet."

        3.5 NO ADVERSE CHANGES. Except as contemplated herein, since the date of the Latest 1st Net Balance Sheet, 1ST NET has conducted it business only in the ordinary course, there has not been any material adverse change in the financial condition, assets, liabilities, properties, business or operations of 1ST NET and 1ST NET has not:

                (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto, with the exception of 450,000 shares of common stock distributed for the purpose of acquiring Spirit 32 Inc., incorporated on January 22, 1999;

                (b) declared, set aside or made any dividend or other distribution on capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in effect to the foregoing, with the exception of that certain acquisition of Spirit 32, Inc. for 450,000 shares of common stock on January 22, 1999;

                (c)     amended its Articles of Incorporation or By-Laws;

                (d) incurred any material obligation or liability (absolute or contingent);

                (e) made any payment or arrangement, agreement or commitment to pay any bonus, incentive compensation or retirement, termination or severance benefits;

                (f)     borrowed or loaned any money;

                (g)     changed its method of accounting; or

                (h) agreed, whether in writing or otherwise, to take any action described in this Section 3.5.

        3.6 APPROVALS. Except for the approval by the 1ST NET shareholders and the filing of the Notice of Transaction with the Colorado Secretary of State, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by 1ST NET or the consummation by 1ST NET of the transactions contemplated hereby.

        3.7 TITLE TO ASSETS. 1ST NET owns and has good and marketable title to all of its assets and properties (real, personal and mixed, tangible or intangible), reflected in the 1ST NET Financial Statements free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except to the extent stated or reserved against in the 1ST NET Financial Statements.

        3.8 LITIGATION. There are no actions, suits or proceedings or investigations pending or, to the knowledge of 1ST NET threatened against or affecting the business or financial condition of 1ST NET at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. 1ST NET is not in default in respect of any judgment, order, writ, injunction or decree of any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

        3.9 PERMITS. 1ST NET has all permits, licenses, orders and approvals of all foreign, federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted, the absence of which would have a material adverse effect on the business or financial condition of 1ST NET all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and such permits, licenses, orders or approvals will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

        3.10 CORPORATE RECORDS. The minute books of 1ST NET contain complete and accurate records of all material corporate actions taken at all meetings, all actions by written consent without a meeting, and all other material corporate actions taken by the Board of Directors and shareholders of 1ST NET.

        3.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the 1ST NET Financial Statements, 1ST NET had as of the dates of such financial statements, no liabilities or obligations, whether accrued, contingent or otherwise required by GAAP to be reflected in the 1ST NET Financial Statements or otherwise material to 1ST NET. As of the date of this Agreement, 1ST NET does not have any liabilities or obligations, whether accrued, contingent or otherwise, except as provided for in the preceding sentence and for such liabilities or obligations as have arisen in the ordinary course of business since the date of the Latest Balance Sheet, none of which newly arisen liabilities or obligations has a material adverse effect upon the business or financial condition of 1ST NET.

        3.12 CORPORATE COMPLIANCE. 1ST NET is not in violation of, or in default under, any term or provision of its Articles of Incorporation or By-Laws.

        3.13 REGULATORY COMPLIANCE. To its knowledge, 1ST NET is in compliance in all material respects with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, environmental laws. 1ST NET has not generated, used, handled, treated or stored hazardous waste or hazardous substance (as hereinafter defined) and/or oil at, on or in any site currently or formerly owned, leased or used by 1ST NET or shipped the same for treatment, storage or disposal at any other site or facilities other than those generated, used, handled, treated or stored in the ordinary course of business which was in compliance in all material respects with the laws and regulations relating to hazardous waste and hazardous substances. For the purpose of this Section 3.12, "hazardous waste" and "hazardous substance" shall have the meanings set forth in the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., and the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq., and any federal regulations adopted pursuant to or in furtherance of such acts as such statutes or regulations may be amended, or as defined in any state or local statutes or regulations governing such waste and substances.

        3.14    CONFLICT OF INTEREST.

                (a) No director or officer of 1ST NET or, to the knowledge of 1ST NET any employee of 1ST NET, has any interest in any material property, real or personal or tangible or intangible necessary for, used in or pertaining to the business of 1ST NET; and

                (b) No director or officer of 1ST NET, or to the knowledge of 1ST NET, employee of 1ST NET, (i) competes with 1ST NET in any line of business, or (ii) is a party to any 1ST NET contract, nor does any director or officer of 1ST NET, or, to the knowledge of 1ST NET, any employee of 1ST NET have an ownership interest, direct or indirect, in any entity which competes with 1ST NET in any line of business or is a party to any 1ST NET contract.

        3.15 LABOR MATTERS. There are no disputes pending or, to the knowledge of 1ST NET, threatened, between 1ST NET and any of its former employees other than Mr. Kenneth Hill. To the knowledge of 1ST NET, 1ST NET is in compliance with all applicable labor laws the failure to comply with which would have a material adverse effect on the business or financial condition of 1ST NET. 1ST NET is not a party to any collective bargaining agreements.

        3.16    BENEFIT PLANS.

                (a) 1ST NET is not presently a party to any compensation, bonus, pension, profit sharing, retirement, savings, stock option, stock purchase, severance, bonus, medical, dental, health benefit, disability, income, vacation, holiday, leave of absence, expense reimbursement, automobile or other transportation allowance, or similar plans, procedures, programs or agreements (the "1ST NET Employee Benefit Plans").

                (b) 1ST NET does not maintain or contribute to any "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") (a "Welfare Benefit Plan"), pursuant to collective bargaining agreement or otherwise, providing benefits to retirees or former employees.

                (c) 1ST NET has administered all former 1ST NET Employee Benefit Plans, if any, in compliance in all material respects with applicable law, including but not limited to ERISA, and with respect to each such plan all applicable reporting and disclosure obligations have been satisfied in all material respects.

                (d) There is no pending or, to the knowledge of 1ST NET, threatened litigation against 1ST NET, with respect to any 1ST NET Employee Benefit Plan and no such plan has been the subject of an audit, investigation or other proceeding by any governmental agency.

        3.17 ACCURACY OF INFORMATION FURNISHED. The certificates, statements and other information furnished to SSP in writing by or on behalf of 1ST NET do not to the knowledge of 1ST NET contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.18 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of 1ST NET who has or may have a valid claim against SSP or the Surviving Corporation for any broker's or finder's fee or similar compensation.

IV.     SPECIAL MATTERS.

        4.1 NO-SHOP. 1ST NET agrees, severally, for the benefit of SSP that 1ST NET will not, directly or indirectly, prior to the termination of this Agreement as provided in Article VIII, (i) sell, transfer, pledge, encumber or otherwise dispose of any shares and capital stock of 1ST NET, or discuss or negotiate with any other corporation, person (other than its professional advisors) or firm (other than representatives of SSP) or entertain or consider any inquiry or proposals, regarding the possible disposition of such shares or the business or all or substantially all of the assets of 1ST

NET, or a Stock Acquisition or combination of 1ST NET, or an acquisition of 1ST NET by another party; (ii) provide any information relating to the possible sale of 1ST NET or its business, or all or substantially all of the assets of 1ST NET, to any potential third-party purchaser or to disclose to any potential third-party purchaser that 1ST NET, or all or any significant portion of the assets of 1ST NET, is or may be for sale; or (iii) intentionally take any action which is inconsistent with the obligations of 1ST NET hereunder.

        4.2 PAYMENT OF CERTAIN EXPENSES. If the closing does not occur, each party shall pay its or his own expenses for legal, accounting and other professional fees incurred in connection with this Agreement.

V. REPRESENTATIONS AND WARRANTIES OF SSP. SSP hereby represents and warrants to 1ST NET as follows:

        5.1 ORGANIZATION AND AUTHORIZATION. SSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. SSP is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect SSP its businesses, properties or rights. SSP has delivered to 1ST NET complete and correct copies of its Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. SSP has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by SSP, and the consummation by SSP of the transactions contemplated hereby have been duly authorized by the Board of Directors of SSP. This Agreement has been duly executed and delivered by SSP and upon the approval of the SSP shareholders will constitute a valid and binding agreement of SSP.

        5.2 NON-CONTRAVENTION. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of SSP (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which SSP is a party or by which either of them is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of SSP or (d) violate or conflict with any law, ordinance or rule to which SSP or the property of SSP is subject.

        5.3     CAPITAL STOCK.

                (a) The authorized capital stock of SSP consists of 10,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value. As of the date of this Agreement there are 1,000,000 shares of Common Stock issued to EI and outstanding that are validly issued, fully paid and nonassessable.

                (b) There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating SSP to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of SSP or obligating SSP to grant, extend or enter into any such agreement or commitment. No preemptive or similar rights exist or will arise as a result of the transaction contemplated by this Agreement. There are no voting trusts, voting agreements, irrevocable proxies or other agreements to which SSP is a party, or of which SSP has knowledge, in effect relating to voting or transfer of any shares of SSP Common Stock.

        5.4 NO ADVERSE CHANGES. SSP has conducted its business only in the ordinary course, and there has not been any material adverse changes in the business, financial condition, assets, liabilities, properties or operations of SSP.

        5.5. LITIGATION. There are no material actions, suits or proceedings or investigations pending or, to the knowledge of SSP, threatened against or affecting the business, operations or financial condition of SSP at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality with the exception of

        5.6 CORPORATE RECORDS. The minute books of SSP made available to 1ST NET or its legal counsel to review contained complete and accurate records of all material corporate actions taken at all meetings, all actions by written consent without a meeting, and all other material corporate actions taken by the Board of Directors and shareholders of SSP.

        5.7 CORPORATE COMPLIANCE. SSP is not in violation of, or in default under, any term or provision of its Articles of Incorporation or By-Laws.

        5.8 ACCURACY OF INFORMATION FURNISHED. The certificates, statements, and other information furnished to 1ST NET in writing by or on behalf of SSP in connection with the transactions contemplated hereby, do not to the knowledge of SSP contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections contained in such information.

        5.9 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of SSP who has or may have a valid claim against 1ST NET or the Surviving Corporation for any broker's or finder's fee or similar compensation.

        5.10 REORGANIZATION REPRESENTATIONS OF SSP. There is no intercorporate indebtedness existing between 1ST NET and SSP. SSP is not an investment company as defined in Section 368(a) (2) (F) (iii) and (iv) of the Code. SSP is not under the jurisdiction of a court in a Title 11 or similar case. The fair market value of the assets of SSP exceeds and will exceed as of the Effective Time the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

VI.     COVENANTS.

        6.1 AFFIRMATIVE COVENANTS OF SSP. SSP hereby covenants and agrees that from the date of this Agreement until the Effective Time (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of 1ST NET:

                (a) shall use all reasonable efforts to comply with all applicable federal or state filing requirements imposed on SSP with respect to the Stock Acquisition, and cooperate with and promptly furnish information to 1ST NET in connection with any such filing requirements imposed upon 1ST NET in connection with the Stock Acquisition; and

                (b) shall (i) promptly advise 1ST NET orally and in writing of any inquiry or proposal for the acquisition of its stock, assets or business;
(ii) use all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by in connection with the Stock Acquisition or the taking of any action in connection with the consummation thereof; and (iii) use all reasonable efforts to cause the conditions precedent to the Stock Acquisition to be fulfilled.

        6.2 AFFIRMATIVE COVENANTS OF 1ST NET. 1ST NET hereby covenants and agrees that from the date of this Agreement until the Effective Time (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of SSP, it shall use all reasonable efforts to comply with all filing requirements which federal or state law may impose on 1ST NET with respect to the Stock Acquisition, and cooperate with and promptly furnish information to SSP in connection with any such filing requirements imposed upon SSP in connection with the Stock Acquisition.

        6.3     ACCESS AND CONFIDENTIALITY.

                (a) From the date of this Agreement to the Effective Time, SSP shall afford to 1ST NET and to the officers and authorized representatives of 1ST NET (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of SSP will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested. Similarly, from the date of this Agreement to the Effective Time, 1ST NET shall afford to SSP and to SSP's officers and authorized representatives (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of 1ST NET will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested.

                (b) SSP and 1ST NET shall at all times prior to the Effective Time and, in the event the transactions contemplated by this Agreement are not consummated, at all times thereafter, keep confidential all confidential or proprietary information furnished to it by the other party in connection with this Agreement and the transactions contemplated hereby, and will not disclose such confidential or proprietary information to any third party without the prior written consent of the other party. In addition, in the event of termination of this Agreement, all non-public documents (including copies thereof) and other non-public written information obtained hereunder by any party from any other party shall be returned to such party.

        6.4 PUBLIC ANNOUNCEMENTS. Each of the parties hereto will obtain the prior written approval from the other parties before issuing any press release or otherwise making any public statements with respect to the Stock Acquisition prior to the Effective Time.

        6.5 EXPENSES. Subject to Section 4.2 hereof, each of the parties hereto shall pay all of its own costs and expenses incurred in connection with the Stock Acquisition, this Agreement and the transactions contemplated thereby or hereby.

        6.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.The parties hereto acknowledge that the representations and warranties and covenants set forth in this Agreement shall survive the Closing Date for a period of 24 months, provided that, any covenant contained herein that is to be performed after the Closing Date shall survive for a period of 24 months from the date or expiration of the period upon or during which such covenant is to be performed.

        6.7 REORGANIZATION COVENANT. Following the Stock Acquisition, the parties will continue their respective historic businesses.

        6.8 FINANCIAL COVENANTS OF 1ST NET. Following the Closing Date, 1ST NET shall use its best efforts to promptly complete the required audits and accounting with respect to 1ST NET and its then existing subsidiaries so as to permit 1ST NET to prepare and file a true, correct and complete registration statement under either the Securities Act of 1933, or the Securities and Exchange Act of 1934, either act as amended.

VII.    CONDITIONS.

        7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL PARTIES. Notwithstanding any other provision of this Agreement, the obligations of 1ST NET on the one hand, and of SSP on the other hand, to effect the Stock Acquisition shall be subject to the fulfillment, as of the Closing, of each of the following conditions (unless waived by the written consent of the parties hereto):

                (a) all permits, approvals and consents of any governmental body or agency or other third party necessary or appropriate for consummation of the Stock Acquisition shall have been obtained;

                (b) there shall not be in effect an order or decision of a court of competent jurisdiction which prevents, or would materially alter the terms of, the Stock Acquisition;

                (c) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges the consummation of the Stock Acquisition.

        7.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF 1ST NET. In addition to the conditions contained in Section 7.1, the obligations of 1ST NET to effect the Stock Acquisition shall also be subject to the fulfillment as of the Closing Date of each of the following conditions (unless waived in writing by 1ST NET): The representations and warranties of SSP contained in
Article V shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of such time; and SSP shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

        7.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SSP. In addition to the conditions contained in Section 7.1, the obligations of SSP to effect the Stock Acquisition shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by SSP):

                (a) the representations and warranties of 1ST NET contained in Article III shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; 1ST NET shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

                (b) 1ST NET shall have delivered to EI 1ST NET Common Stock certificates issued in the names of the persons and in the quantities set forth in Exhibit B hereto, representing an aggregate of 1,000,000 shares;

VIII.   TERMINATION.

        8.1 TERMINATION BY MUTUAL CONSENT. At any time prior to the Effective Time, this Agreement and the Agreement of Stock Acquisition may be terminated by written consent of 1ST NET and SSP, notwithstanding approval of the Stock Acquisition by the shareholders of 1ST NET or SSP.

        8.2 TERMINATION BY SSP. SSP may terminate this Agreement and the Agreement of Stock Acquisition at any time prior to the Effective Time by delivery of written notice to 1ST NET if:

                (a) There has been a material adverse change in 1ST NET's business, assets, financial condition or prospects since the date of this Agreement;

                (b) 1ST NET has violated any material term or provision of this Agreement which has not been cured by 1ST NET within ten (10) days from the date of receipt of notice of such violation by SSP; or

                (c) Any representation or warranty made by 1ST NET in this Agreement is false or inaccurate in any material respect or there is any material misrepresentation or omission by 1ST NET.

        8.3 EFFECT OF TERMINATION. In the event of termination as provided above, this Agreement shall forthwith become of no further force or effect, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of any party's officers, directors or shareholders; provided, however, that Section 6.3(b), Section 6.4 and Section 9.8 shall survive such termination and continue in full force and effect.

IX.     GENERAL PROVISIONS.

        9.1 NOTICES. All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by commercial overnight courier or sent by certified or registered mail, postage prepaid, and addressed as follows:

                If to 1ST NET:          1ST NET TECHNOLOGIES, INC.
                                        11423 West Bernardo Court
                                        San Diego, CA 92127
                                        Attention: President

                With a copy to:         R. Blair Krueger, Esq.
                                        The Krueger Group, LLP
                                        11423 West Bernardo Court
                                        San Diego, California 92127

                If to SSP:              James H. Watson, Jr.

                                        1869 W. Littleton Boulevard

                                        Littleton, Colorado 80120

                With a copy to:         James K. Kreutz & Associates
                                        5655 S. Yosemite, Suite 200
                                        Englewood, Colorado  80111

or such other address as the parties hereto may from time to time designate in writing, prior to the giving of such notice. Any such notice, if hand delivered, shall be effective upon the date of delivery, and if given by commercial overnight courier or by certified or registered mail, shall be effective two business days following the date of sending such notice. A facsimile transmission, when received, shall be considered delivery of written notice.

        9.2 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing signed by each of the parties hereto, and then such amendment, waiver or consent shall be effective only in a specified instance and for the specified purpose for which given.

        9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        9.4 ASSIGNABILITY. This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto, which consent may be withheld by any such party in its sole and absolute discretion. In the event of such permitted assignment, this Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

        9.5 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

        9.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the parties hereby consent to the jurisdiction of the Nevada courts for all matters relating to this Agreement.

        9.7 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms and conditions contained therein or of this Agreement.

        9.8 ATTORNEYS' FEES. In the event of any dispute which results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of any alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party or parties (in addition to all other amounts and relief to which sued party or parties may be entitled) shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in any action or proceeding.

        9.9. FURTHER ASSURANCES. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute and deliver to the other parties such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the Stock Acquisition as contemplated by this Agreement.



                            [SIGNATURES ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement or have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        1ST NET TECHNOLOGIES, INC.,
                                        a Colorado corporation

                                        /s/ Gregory D. Writer, Jr.
                                        ----------------------------------------
                                        Gregory D. Writer, Jr.,
                                        Chief Executive Officer

                                        ENTREPRENEUR INVESTMENTS, LLC
                                        a Colorado limited liability company

                                        /s/ James H. Watson, Jr.
                                        ----------------------------------------
                                        James H. Watson, Jr.,
                                        Managing Partner

                                        SSP MANAGEMENT CORPORATION
                                        a Colorado corporation

                                        /s/ James H. Watson, Jr.
                                        ----------------------------------------
                                        James H. Watson, Jr.,
                                        Chief Executive Officer

                                    EXHIBIT B

              ISSUANCE OF 1ST NET COMMON STOCK TO SSP SHAREHOLDERS

                                         Number of 1ST NET Common Shares
     Name of Shareholder                 to be delivered at the Closing
     -------------------                 ------------------------------
ENTREPRENUER INVESTMENTS, LLC                      1,000,000



                      Total                        1,000,000